CUSIP 55262N AD8                                               Exhibit 20.3


FORM OF MONTHLY CERTIFICATEHOLDERS' STATEMENT

MBNA AMERICA BANK, N.A.

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MBNA MASTER CREDIT CARD TRUST SERIES 1992-3
-------------------------------------------

	   Under Section 5.02 of the Pooling and Servicing Agreement dated as of September 25, 1991 and the Series 1992-3 Supplement dated November 24, 1992 (collectively, the "Pooling and Servicing Agreement") by and between MBNA AMERICA BANK, N.A. ("MBNA") and Bankers Trust Company, as trustee (the "Trustee") MBNA, as Servicer is required to prepare certain information each month regarding current distributions to Series 1992-3 Certificateholders and the performance of the MBNA Master
Credit Card Trust (the "Trust") during the previous month.
The information which is required to be prepared with respect to the Distribution Date of September 15, 1997 and with respect to the performance of the Trust during the month of August, 1997 is set forth below.
Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 1992-3 Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this statement have their respective meanings set forth in the Pooling and Servicing Agreement.


A.  Information Regarding the Current Monthly
    Distribution (Stated on the Basis of
    $1,000 Original Certificate Principal Amount).


    1. The total amount of the distribution
       to Certificateholders on the Distribution
       Date, per $1,000 original
       certificate principal amount                    $87.620949
							-------------------
    2. The amount of the distribution set
       forth in paragraph 1 above in
       respect of interest on the Certifi-
       cates, per $1,000 original
       certificate principal amount                    $4.287616
							-------------------
    3. The amount of the distribution set
       forth in paragraph 1 above in
       respect of principal of the Cer-
       tificates, per $1,000 original
       certificate principal amount                    $83.333333
							-------------------


B.  Information Regarding the Performance of the Trust.

    1.  Collection of Principal Receivables.
	The aggregate amount of Collections
	on Principal Receivables processed
	during the preceding Monthly Period
	which were allocated in respect
	of the Certificates                            $46,084,542.33
							-------------------
    2.  Deficit Controlled Amortization
	Amount (for the related Monthly Period)        $   0.00
							-------------------
    3.  Principal Receivables in the Trust

	(a)  The aggregate amount of Prin-
	     cipal Receivables in the
	     Trust as of the end of the last day
	     of the preceding Monthly Period
	     (which reflects the Principal
	     Receivables represented by the
	     Seller Interest and by the
	     Aggregate Investor Interest)              $6,060,189,069.48
							-------------------
	(b)  The amount of Principal Re-
	     ceivables in the Trust represented
	     by the Investor Interest of Series
	     1992-3 as of the last day of the
	     preceding Monthly Period (the
	     last day of the month)                    $416,666,666.66
							-------------------
	(c)  The Investor Interest of Series
	     1992-3 set forth in paragraph
	     3(b) above as a percentage of
	     the aggregate amount of Prin-
	     cipal Receivables set forth
	     in paragraph 3(a) above                    6.88%
							-------------------
4.  Delinquent Balances.

	The aggregate amount of outstand-
	ing balances in the Accounts which
	were delinquent as of the end of
	the last day of the preceding
	Monthly Period:
					 Percentage         Aggregate
					  of Total           Account
					 Receivables         Balance

	(a)  35 - 64 days:                 2.09%           $128,923,363.30
					   ------           --------------
	(b)  65 - 94 days:                 0.95%           $58,817,957.11
					   ------           --------------
	(c)  95 - 124 days:                0.68%           $42,288,625.18
					   ------           --------------
	(d)  125 -  154 days:              0.51%           $31,200,384.08
					   ------           --------------
	(e)  155 or more days:             0.82%           $50,458,032.85
					   ------           --------------
				    Total   5.05%          $311,688,362.52
					   ------           -------------


    5.  Investor Default Amount.
	The aggregate amount of all de-
	faulted Principal Receivables
	written off as uncollectable dur-
	ing the preceding Monthly Period
	allocable to the Investor
	Interest of Series 1992-3 (the "Aggre-
	gate Investor Default Amount")                 $1,783,548.93
							-------------------
    6.  Investor Charge Offs

	(a)  The excess of the Aggregate Inves-
	     tor Default Amount set forth in
	     paragraph 5 above, over the
	     amount of the withdrawals from
	     the Cash Collateral Account made
	     to reimburse the Trust for such
	     amount written off (an "In-
	     vestor Charge Off")                       $   0.00
							-------------------
	(b)  The amount of the Investor
	     Charge Offs set forth in para-
	     graph 6(a) above, per $1,000
	     original certificate princi-
	     pal amount (which will have
	     the effect of reducing, pro
	     rata, the amount of each
	     Certificateholder's invest-
	     ment)                                     $   0.00
							-------------------
	(c)  The aggregate amount of
	     Investor Charge Offs reimbursed
	     on the Transfer Date immediately
	     preceding such Distribution
	     Date                                      $   0.00
							-------------------
	(d)  The amount of the reimbursed
	     Investor Charge Offs set forth
	     in paragraph 6(c) above, per
	     $1,000 original certificate
	     principal amount                          $   0.00
							-------------------
    7.  Investor Servicing Fee.

	The amount of the Investor Monthly
	Servicing Fee payable by the Trust
	to the Servicer for the preceding
	Monthly Period                                 $694,444.44
							-------------------
    8.  The Portfolio Yield for the preceding
	Monthly Period.                                 15.12%
------------


    9.  Available Cash Collateral Amount.

	The amount available to be withdrawn
	from the Cash Collateral Account as of
	the close of business on September 12, 1997
	(the "Transfer Date"), after giving effect
	to all withdrawals, deposits and payments
	to be made in respect of the preceding
	month                                          $50,000,000.00
							-------------------
    10. The Required Cash Collateral Amount on
	the Transfer Date                              $50,000,000.00
							-------------------
    11. Deficit Controlled Amortization
	Amount. With respect to the next
	succeeding Monthly Period, the amount,
	if any, by which the Controlled
	Distribution Amount exceeds
	the amount distributed to the
	Certificateholders pursuant to
	Section 4.08(b).                               $   0.00
							-------------------

    12. Collection of Finance Charge Receivables

	The aggregate amount of Collections on
	Finance Charge Receivables and Annual
	Membership Fees processed during the
	preceding Monthly Period which were
	allocated in respect of the Certificates       $7,034,450.85
							-------------------
C.  The Pool Factor.

	The Pool Factor for the preceding Record
	Date (which represents the ratio of the
	amount of the Investor Interest for Series
	1992-3 as of such Record Date (adjusted
	after taking into account any reduction
	in the Investor Interest which will occur
	on the following Distribution Date) to the
	Initial Investor Interest for Series
	1992-3).  The amount of a Certificateholder's
	pro rata share of the Investor Interest for
	Series 1992-3 can be determined by
	multiplying the original denomination
	of the Certificateholder's
	Certificate by the Pool Factor                  0.750000
							----------



D.  LIBOR

    LIBOR for the Interest Period stated below:

    August 15, 1997 through September 14, 19975.6250%
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					MBNA AMERICA BANK, N.A.
					Servicer



					By:    Marguerite M. Boylan

					Name:  Marguerite M. Boylan
					Title: First Vice President



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